EXHIBIT 16




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November 12, 2019 Mr.
William Alessi
Chief Executive, Financial and Accounting Officer
Lone Star Gold, Inc.
20311 Chartwell Center Dr., Suite 1469
Cornelius, North Carolina 28031

Dear Mr. Alessi:

This is to confirm that the client-auditor relationship between Lone Star Gold, Inc. (COMMISSION FILE NUMBER: 000-54509; Central Index Key# 0001464865) and Thayer O'Neal Company, LLC, has ceased.

Sincerely,

/s/ Thayer O'Neal Company, LLC

Thayer O'Neal Company, LLC

CC:    Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
SECPSletters@sec.gov
100 F Street, NE Washington,
D.C. 20549